EXHIBIT 13.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Teekay Offshore Partners L.P. (the “Partnership”) on Form 20-F for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Form 20-F”), the undersigned, who is carrying out the functions of Chief Financial Officer for the Partnership pursuant to a Services Agreement, dated February 1, 2017, among the Partnership, Teekay Offshore Holdings L.L.C. and Teekay Offshore Group Ltd., hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	The Form 20-F fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Dated: February 28, 2020	By:	/s/ Jan Rune Steinsland
Jan Rune Steinsland
Chief Financial Officer, Teekay Offshore Group Ltd.